Exhibit 99.1

For additional information, contact:

Walter Kaczmarek, Chief Executive Officer

Direct:  (408) 947-6900

Heritage Commerce Corp Completes $75 Million Private Placement of Convertible Preferred Equity

San Jose, CA, June 21, 2010 — Heritage Commerce Corp (Nasdaq: HTBK) (the “Company”), the holding company of Heritage Bank of Commerce (the “Bank”), today announced the closing of a private placement totaling $75 million of convertible preferred stock. The proceeds from the capital raise will be used for general corporate purposes, including supporting the capital needs of the Bank.

The Company issued 53,996 shares of Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”) at a price of $1,000 per share and 21,004 shares of Series C Convertible Perpetual Preferred Stock (“Series C Preferred Stock”) at a price of $1,000 per share.  The Series B Preferred Stock will be convertible into 14.4 million shares of the Company’s common stock and the Series C Preferred Stock will be convertible into 5.6 million shares of the Company’s common stock both at a conversion price of $3.75 per share.  The Series B Preferred Stock will automatically convert into shares of the Company’s common stock after the Company receives shareholder approval for the transaction, which is required under applicable NASDAQ listing rules.  The Company plans to hold a special meeting of shareholders for this purpose as soon as practicable but no later than November 30, 2010.  The Series C Preferred Stock is a class of preferred stock that following shareholder approval of the transaction will be substantially similar to the common stock, except for a liquidation preference over the Company’s common stock.  The Series C Preferred Stock will convert into common stock following receipt of necessary shareholder approval described above, and then only when transferred to unaffiliated third parties by its initial owners in a widely dispersed offering.  The Series B Preferred Stock and the Series C Preferred Stock are both nonvoting except for extraordinary transactions that effect the rights of the preferred stock.

“The success of this capital raise is a reflection of the strength of our franchise, employees and business plan as a leading community business bank in the Bay Area,” said Walter Kaczmarek, Chief Executive Officer and President.  “For the past eighteen months we have been carefully focused on improving our capital position while reducing risk and have accomplished this through the $75 million private placement.  In addition to providing added insulation to weather future impacts from the continued weak economic environment, the additional capital will significantly enhance our strategic capabilities to grow our franchise and support the needs of our customers.”

The following table illustrates the pro forma impact of the capital investment on the capital ratios of Heritage Commerce Corp and Heritage Bank of Commerce (assuming the transaction was closed as of March 31, 2010):

		Pro Forma
		Prior to	After
	Actual	Shareholder	Shareholder
	3/31/2010	Approval (1)	Approval (2)
Heritage Commerce Corp
Tangible Common Equity/Tangible Assets	6.44%	6.11%	9.82%
Leverage Ratio	10.19%	10.01%	15.34%
Tier 1 Risk-Based Capital Ratio	11.88%	11.73%	17.97%
Total Risk-Based Capital Ratio	13.14%	19.24%	19.24%

Heritage Bank of Commerce
Leverage Ratio	10.07%	12.93%	12.93%
Tier 1 Risk-Based Capital Ratio	11.73%	15.15%	15.15%
Total Risk-Based Capital Ratio	13.00%	16.41%	16.41%

Notes:

(1)Assumes estimated net proceeds of $70 million and $40 million of capital downstreamed to the Bank.  Also, assumes Series B Preferred Stock and Series C Preferred Stock qualify as total risk-based capital at the holding company prior to receipt of shareholder approval.

(2)Assumes the Series C Preferred Stock has not converted into common stock.

“The transaction will immediately improve capital ratios at the Bank and at the holding company,” commented Mr. Kaczmarek.  “On a pro forma basis (assuming shareholder approval) all of our regulatory capital ratios will be significantly in excess of regulatory guidance.”

No investor will own more than 9.9% of the Company’s voting securities (or securities that convert into voting securities in the hands of such investor), as calculated under the applicable regulations of the Board of Governors of the Federal Reserve System.  Two of the investors are entitled to representation on the Board of Directors of both Heritage Commerce Corp and Heritage Bank of Commerce.  In the event the investors exercise their rights, and subject to receipt of necessary regulatory approvals, the Board expects to appoint the board representatives in the near future and will announce these appointments when made.

Sandler O’Neill & Partners, L.P. served as placement agent.

Additional Information

In connection with certain matters related to the private placement, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to the shareholder approval of the conversion of the preferred stock. The Company will mail the definitive proxy statement, when available, to its shareholders. Investors and security holders are urged to read the proxy statement with regards to certain matters related to the private placement when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company’s website at www.heritagecommercecorp.com.

About Heritage Commerce Corp

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Los Gatos, Fremont, Danville, Pleasanton, Walnut Creek, Morgan Hill, Gilroy, Mountain View, and Los Altos.  Heritage Bank of Commerce is an SBA Preferred Lender with additional Loan Production Offices in Sacramento, Oakland and Santa Rosa, California.  For more information, please visit www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  The forward-looking statements could be affected by many factors, including but not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of the written agreement entered into by the Company and the Board of Governors of the Federal Reserve System; (8) changes in accounting standards and interpretations; (9) significant decline in the market value of the Company that could result in an impairment of goodwill; (10) regulatory limits on the Heritage Bank of Commerce’s ability to pay dividends to the Company; (11) effectiveness of the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and other legislative and regulatory efforts to help stabilize the U.S. financial markets; (12) future legislative or administrative changes to the U.S. Treasury Capital Purchase Program enacted under the Emergency Economic Stabilization Act of 2008; (13) the impact of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009 and related rules and regulations on our business operations and competitiveness, including the impact of executive compensation restrictions, which may affect our ability to retain and recruit executives in competition with other firms who do not operate under those restrictions; and (14) our success in managing the risks involved in the foregoing items.  For a discussion of factors which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Member FDIC